EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in

(i)	Post-Effective Amendment No. 2 to Registration Statement (Form S-8, No. 2-73803), which relates to the PVH Corp. Employee Savings and Retirement Plan,

(ii)	Registration Statement (Form S-8, No. 33-50841), which relates to the PVH Corp. Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(iii)	Registration Statement (Form S-8, No. 333-29765), which relates to the PVH Corp. 1997 Stock Option Plan,

(iv)	Registration Statement (Form S-8, No. 333-41068), which relates to the PVH Corp. 2000 Stock Option Plan,

(v)	Registration Statement (Form S-8, No. 333-109000), which relates to the PVH Corp. 2003 Stock Option Plan,

(vi)	Registration Statement (Form S-8, No. 333-125694), which relates to the PVH Corp. Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(vii)
Registration Statement (Form S-8, No. 333-143921), Registration Statement (Form S-8, No. 333-151966), Registration Statement (Form S-8, No. 333-160382) and Registration Statement (Form S-8, No. 333-175240), each of which relates to the PVH Corp. 2006 Stock Incentive Plan,

(viii)	Registration Statement (Form S-8, No. 333-158327), which relates to the PVH Corp. Associates Investment Plan for Salaried Associates, and

(ix)
Registration Statement (Form S-3, No. 333-166190), which relates to an indeterminate amount of debt securities, common stock and preferred stock and pursuant to which PVH Corp. has issued (i) 7 3/8% Senior Notes due 2020; and (ii) 5,750,000 shares of common stock to the public, of PVH Corp. and in the related Prospectuses of our reports dated March 28, 2012 with respect to the consolidated financial statements and financial statement schedule of PVH Corp. and the effectiveness of internal control over financial reporting of PVH Corp., included in this Annual Report (Form 10-K) for the year ended January 29, 2012 as filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
March 28, 2012